                                                                    EXHIBIT 10.6


                             SOFTWARE DISTRIBUTION
                                   AGREEMENT

                                    BETWEEN

                      TECH DATA PRODUCT MANAGEMENT, INC.

                                      AND

                               NETIQ CORPORATION


Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                        SOFTWARE DISTRIBUTION AGREEMENT

     THIS AGREEMENT, DATED AS OF THIS 23RD DAY OF JUNE, 1998, IS BETWEEN TECH DATA PRODUCT MANAGEMENT, INC., a Florida corporation ("Tech Data"), with its principal corporate address at 5350 Tech Data Drive, Clearwater, Florida 33760 and NETIQ CORPORATION, a California corporation ("NetIQ"), with its principal corporate address at: 275 Saratoga Avenue, Santa Clara, California 95050.

                                   RECITALS

     A. Tech Data desires to purchase certain Products from NetIQ from time to time and NetIQ desires to sell certain Products to Tech Data in accordance with the terms and conditions set forth in this Agreement.

     B. NetIQ desires to appoint Tech Data as its non-exclusive distributor to market Products within the Territory (as hereinafter defined) and Tech Data accepts such appointment on the terms set forth in this Agreement.

     NOW, THEREFORE, in consideration of the Recitals, the mutual covenants contained in this Agreement and other good and valuable consideration, Tech Data and NetIQ hereby agree as follows:

                                  ARTICLE I.
                                  ----------

                DEFINITIONS, APPOINTMENT AND TERM OF AGREEMENT
                ----------------------------------------------

1.1. Definitions. The following definitions shall apply to this Agreement.
     -----------

     (a) "Customers" of Tech Data shall include dealers, resellers, value added resellers, direct resellers and other entities that acquire the Products from Tech Data.

     (b) "DOA" shall mean Product, or any portion thereof, which fails to operate properly on initial installation, boot, or use, as applicable.

     (c) "Documentation" shall mean user manuals, training materials, Product descriptions and specifications, brochures, technical manuals, license agreements, supporting materials and other printed information relating to the Products, whether distributed in print, electronic, or video format.

     (d) "Effective Date" shall mean the date on which this Agreement is signed and dated by a duly authorized representative of Tech Data.

     (e) "End Users" shall mean the final purchasers or licensees who have acquired Products for their own use and not for resale, remarketing or redistribution.

     (f) "Non-Saleable Products" shall mean any Product that has been returned to Tech Data by its Customers that has had the outside shrink wrapping or other packaging seal broken; any components of the original package are missing, damaged or modified; or is otherwise not fit for resale.

     (g) "Products" shall mean, individually or collectively, the software licenses, electronic products, the sealed software packages comprised of the computer programs encoded on media together with manuals, materials and other contents of the packages associated therewith, if any, as more fully described in Schedule 1.1(g) attached hereto.

     (h) "Return Credit" shall mean a credit to Tech Data in an amount equal to the price paid by Tech Data for Products less any price protection credits but not including any early payment, prepayment or other discounts.

     (i) "Services" means any warranty, maintenance, advertising, marketing or technical support and any other services performed or to be performed by NetIQ.

     (j) "Territory" shall mean the United States, its territories and possessions, Canada, Central America, South America, Mexico and the Caribbean.

1.2  Term of Agreement. The term of this Agreement shall commence on the
     -----------------
     Effective Date and, unless terminated by either party as set forth in this Agreement, shall remain in full force and effect for a term of one (1) year, and will be automatically renewed for successive one (1) year terms unless prior written notification of termination or non-renewal is delivered by one of the parties in accordance with the notice provision of this Agreement.

1.3  Appointment as Distributor. NetIQ hereby grants to Tech Data the non-
     --------------------------
     exclusive right and license to distribute Products during the term of this Agreement within the Territory, together with any updates or enhancements to the Products and any new releases related to the Products. This license includes the right to order, possess and distribute the Products to Customers and to provide the Products to Customers for use on demonstration units. NetIQ and Tech Data acknowledge and agree that the license to use the Product is solely between NetIQ and the End User and is governed by the terms of the Vendor's standard use license enclosed with the Product. This Agreement does not grant NetIQ or Tech Data an exclusive right to purchase or sell Products and shall not prevent either party from developing or acquiring other vendors or customers or competing Products. Tech Data will use commercially reasonable efforts to promote distribution of the

     Products. NetIQ agrees that Tech Data may obtain Products in accordance with this Agreement for the benefit of its parent, affiliates and subsidiaries. Said parent, affiliates and subsidiaries of Tech Data shall be entitled to order Products directly from NetIQ pursuant to this Agreement.

                          ARTICLE II. PURCHASE ORDERS
                          ---------------------------

2.1  Issuance and Acceptance of Purchase Order.
     ------------------------------------------

     (a) This Agreement shall not obligate Tech Data to purchase any Products or Services except as specifically set forth in a written purchase order.

     (b) Tech Data may issue to NetIQ one or more purchase orders identifying the Products Tech Data desires to purchase from NetIQ. The terms and conditions of this Agreement shall govern all purchase orders, except that purchase orders may include other terms and conditions which are consistent with the terms and conditions of this Agreement, or which are mutually agreed to in writing by Tech Data and NetIQ. Purchase orders will be placed by Tech Data by fax or electronically transferred.

     (c) A purchase order shall be deemed accepted by NetIQ unless NetIQ notifies Tech Data in writing within five (5) days of the date of the purchase order that NetIQ does not accept the purchase order.

2.2  Purchase Order Alterations or Cancellations. Prior to shipment of Products,
     -------------------------------------------
     NetIQ shall accept alterations or cancellation to a purchase order in order to: (i) change a location for delivery, (ii) modify the quantity or type of Products to be delivered or (iii) correct typographical or clerical errors.

2.3  Evaluation or Demonstration Purchase Orders. NetIQ shall provide to Tech
     -------------------------------------------
     Data a mutually agreed upon number of demonstration or evaluation Products at no charge.

2.4  Product Shortages. If for any reason NetIQ's production is not on schedule,
     -----------------
     NetIQ may allocate available inventory to Tech Data and make shipments based upon a fair and reasonable percentage allocation among NetIQ's customers. Such allocations shall not impact the calculation of performance rebates.

2.5  Proof of Delivery ("POD"). Vendor shall provide to Tech Data, at no charge,
     ------------------------
     a hard copy Proof of Delivery for any drop shipment requested by Tech Data. The POD shall be faxed to Tech Data within 5 business days of the initial request. If the POD is not received within the specified time, the invoice will be considered disputed and no payment shall be made to vendor on that invoice.

                             ARTICLE III. DELIVERY
                             ---------------------
                          AND ACCEPTANCE OF PRODUCTS
                          --------------------------

3.1  Acceptance of Products. Tech Data shall, after a reasonable time to inspect
     ----------------------
     each shipment, accept Products (the "Acceptance Date") if the Products and all necessary documentation delivered to Tech Data are in accordance with the purchase order. Any Products not ordered or not otherwise in accordance with the purchase order (e.g. mis-shipments, overshipments) may be returned to NetIQ at NetIQ's expense (including without limitation to costs of shipment or storage). NetIQ shall refund to Tech Data within ten (10) business days following notice thereof, all monies paid in respect to such rejected Products. Tech Data shall not be required to accept partial shipment unless Tech Data agrees prior to shipment.

3.2  Title and Risk of Loss. FOB Destination. Title and risk of loss or damage
     ---------------------------------------
     to Products shall pass to Tech Data at the time the Products are delivered to Tech Data's warehouse. NetIQ and Tech Data agree that no title or ownership of the proprietary rights to any software code is transferred by virtue of this Agreement notwithstanding the use of terms such as "purchase", "sale" or the like within this Agreement. NetIQ retains all ownership rights and title to any software code within the Products.

3.3  Transportation of Products. NetIQ shall deliver the Products clearly marked
     --------------------------
     on the Products' package with serial number, product description and machine readable bar code (employing UPC or other industry standard bar code) to Tech Data at the location shown and on the delivery date set forth in the applicable purchase order or as otherwise agreed upon by the parties. Charges for transportation of the Products shall be paid by NetIQ. NetIQ shall use only those common carriers preapproved by Tech Data or listed in Tech Data's published routing instructions, unless prior written approval of Tech Data is received.

                              ARTICLE IV. RETURNS
                              -------------------

4.1  Inventory Adjustment. NetIQ agrees to accept return of overstocked Products
     --------------------
     as determined by Tech Data, in Tech Data's reasonable discretion. Shipments of Products being returned shall be new, unused and in sealed cartons. Vendor shall credit Tech Data's account in the amount of the Return Credit.

4.2  Defective Products/Dead on Arrival (DOA). Tech Data shall have the right to
     ---------------------------------------
     return to NetIQ for Return Credit any DOA Product that is returned to Tech Data within ninety (90) days after the initial delivery date to the End User and any Product that fails to perform in accordance with NetIQ's Product warranty. NetIQ shall bear all costs of shipping and risk of loss of DOA and in-warranty Products to NetIQ's location and back to Tech Data or Tech Data's Customer.

4.3  Obsolete or Outdated Product. Tech Data shall have the right to return for
     ----------------------------
     Return Credit, without limitation as to the dollar amount, all Products that become obsolete or NetIQ discontinues, updates, revises or are removed from NetIQ's current price list provided Tech Data returns such Products within one hundred fifty (150) days after Tech Data receives written notice from NetIQ that such Products are obsolete, superseded by a newer version, discontinued or are removed from NetIQ's price list. NetIQ shall bear all costs of shipping and risk of loss of Obsolete or Outdated Products to NetIQ's location.

4.4  Non-Saleable. Tech Data shall have the right to return to NetIQ for Return
     ------------
     Credit Non-Saleable Products.

4.5  Condition Precedent to Returns. As a condition precedent to returning
     ------------------------------
     Products, Tech Data shall request and NetIQ shall issue a Return Material Authorization Number (RMA) in accordance with and subject to Section 8.9 of this Agreement.

                         ARTICLE V. PAYMENT TO VENDOR
                         ----------------------------

5.1  Charges, Prices and Fees for Products. Charges, prices, quantities and
     -------------------------------------
     discounts, if any, for Products shall be determined as set forth in
     Schedule 1.1(g), or as otherwise mutually agreed upon by the parties in writing, and may be confirmed at the time of order. In no event shall charges exceed NetIQ's then current established charges. Tech Data shall not be bound by any of NetIQ's suggested prices.

5.2  Payment. Except as otherwise set forth in this Agreement, any undisputed
     -------
     sum due to NetIQ pursuant to this Agreement shall be payable as follows: 5% prepay (upon prior written agreement of the parties). 2%-15, net forty-five
     (45) days after the invoice date. NetIQ shall invoice Tech Data no earlier than the applicable shipping date for the Products covered by such invoice. Products which are shipped from outside the United States, shall not be invoiced to Tech Data prior to the Products being placed on a common carrier within the United States for final delivery to Tech Data. The due date for payment shall be extended during any time the parties have a bona fide dispute concerning such payment. Notwithstanding anything herein to the contrary, for the initial order only, payment shall be made by Tech Data upon resale of the Products and expiration of the Customer return period and Tech Data may return any of the Products delivered under the initial order for Return Credit.

     Notwithstanding anything contained in the Agreement or in any other agreements between Tech Data and NetIQ, including NetIQ's invoices, Tech Data has the right to delay payment for any Products ordered or received by Tech Data until Tech Data's sale of the Products and expiration of the Customer returns period.

5.3  Invoices. A "correct" invoice shall contain (i) Vendor's name and invoice
     --------
     date, (ii) a reference to the purchase order or other authorizing document,
     (iii) separate descriptions, unit prices and quantities of the Products actually delivered, (iv) credits (if applicable), (v) shipping charges (if applicable) (vi) name (where applicable), title, phone number and complete mailing address as to where payment is to be sent, and (vii) other substantiating documentation or information as may reasonably be required by Tech Data from time to time. Notwithstanding any pre-printed terms or conditions on NetIQ's invoices, the terms and conditions of this Agreement shall apply to and govern all invoices issued by NetIQ hereunder, except that invoices may include other terms and conditions which are consistent with the terms and conditions of this Agreement, or which are mutually agreed to in writing by Tech Data and NetIQ.

5.4  Taxes. Tech Data shall be responsible for franchise taxes, sales or use
     -----
     taxes or shall provide NetIQ with an appropriate exemption certificate. NetIQ shall be responsible for all other taxes, assessments, permits and fees, however designated which are levied upon this Agreement or the Products, except for taxes based upon Tech Data's income. No taxes of any type shall be added to invoices without the prior written approval of Tech Data.

5.5  Fair Pricing and Terms. NetIQ represents that the prices charged and the
     ----------------------
     terms offered to Tech Data are and will be at least as beneficial to Tech Data as those charged or offered by NetIQ to any of its other like distributors, aggregators, resellers or customers. If NetIQ offers price discounts, payment discounts, promotional discounts or other special prices to its other like distributors, aggregators, resellers or customers, Tech Data shall also be entitled to participate and receive notice of the same no later than other like distributors, aggregators, resellers or customers.

5.6  Price Adjustments.
     -----------------

     (a)  Price Increases. NetIQ shall have the right to increase prices from
          ---------------
     time to time, upon written notice to Tech Data not less than thirty (30) days prior to the effective date of such increase. All orders placed prior to the effective date of the increase, for shipment within thirty (30) days after the effective date, shall be invoiced by NetIQ at the lower price.

     (b)  Price Decreases. NetIQ shall have the right to decrease prices from
          ---------------
     time to time, upon written notice to Tech Data. NetIQ shall grant to Tech Data, its parent, affiliates and subsidiaries and Tech Data's Customers a price credit for the full amount of any NetIQ price decrease on all Products on order, in transit and in their inventory on the effective date of such price decrease. Tech Data and its Customers shall, after receiving written notice of the effective date of the price decrease, provide a list of all Products for which they claim a credit. NetIQ shall have the right to a reasonable audit at NetIQ's expense.

5.7  Advertising.
     -----------

     (a)  Cooperative Advertising. NetIQ offers a two percent (2%) co-op program
          -----------------------
     and may offer additional advertising credits, or other promotional programs or incentives to Tech Data as it offers to its other distributors or customers. Tech Data shall have the right, at Tech Data's option, to participate in such programs. Attached as Schedule 5.7 is a copy of NetIQ's co-op policy.

     (b)  Advertising Support. NetIQ shall provide at no charge to Tech Data and
          -------------------
     the Customers of Tech Data, marketing support, and advertising materials in connection with the resale of Products as are currently offered or that may be offered by NetIQ. Tech Data reserves the right to charge NetIQ for advertising, marketing and training services which are preapproved by the vendor and at NetIQ's discretion.

     (c)  Launch Funds. Prior to receipt of the initial purchase order, NetIQ
          ------------
     shall pay Tech Data for all launch funds expenditures to which NetIQ and Tech Data have agreed.

                            ARTICLE VI. WARRANTIES,
                            -----------------------
                  INDEMNITIES AND OTHER OBLIGATIONS OF NETIQ
                  ------------------------------------------

6.1  Warranty. NetIQ hereby represents and warrants that NetIQ has all right,
     --------
     title, ownership interest and marketing rights necessary to provide the Products to Tech Data. NetIQ further represents and warrants that it has not entered into any agreements or commitments which are inconsistent with or in conflict with the rights granted to Tech Data in this Agreement; the Products are new and shall be free and clear of all liens and encumbrances; Tech Data and its Customers and End Users shall be entitled to use the Products without disturbance; the Products have been listed with Underwriters' Laboratories or other nationally recognized testing laboratory whenever such listing is required; the Products meet all FCC requirements; the Products do and will conform to all codes, laws or regulations; and the Products conform in all respects to the Product warranties. NetIQ agrees that Tech Data shall be entitled to pass through to Customers of Tech Data and

     End Users of the Products all Product warranties granted by NetIQ. Tech Data shall have no authority to alter or extend any of the warranties of NetIQ expressly contained or referred to in this Agreement without prior approval of NetIQ. NetIQ has made express warranties in this Agreement and in Documentation, promotional and advertising materials. EXCEPT AS SET FORTH HEREIN OR THEREIN, NetIQ DISCLAIMS ALL WARRANTIES WITH REGARD TO THE PRODUCTS, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THIS SECTION SHALL SURVIVE TERMINATION OR EXPIRATION OF THIS AGREEMENT.

6.2  Proprietary Rights Indemnification. NetIQ hereby represents and warrants
     ----------------------------------
     that the Products and the sale and use of the Products do not infringe upon any copyright, patent, trademark, trade secret or other proprietary or intellectual property right of any third party, and that there are no suits or proceedings, pending or threatened alleging any such infringement that have not been disclosed to Tech Data. Regarding any suits or proceedings which have been disclosed to Tech Data, then NetIQ will either (a) not supply Tech Data with any of the Products which are the subject of a disclosed suit or proceeding, or (b) if NetIQ supplies Tech Data with said Products, then NetIQ will be liable to Tech Data for those items in Section
     6.5 below in addition to its indemnification obligations stated herein. NetIQ shall indemnify and hold Tech Data, Tech Data's parent, affiliates and subsidiaries and their respective, officers, directors, employees and agents harmless from and against any and all actions, claims, losses, damages, liabilities, awards, costs and expenses, which they or any of them incur or become obligated to pay resulting from or arising out of any breach or claimed breach of the foregoing warranty. Tech Data shall inform NetIQ of any such suit or proceeding filed against Tech Data and shall have the right, but not the obligation, to participate in the defense of any such suit or proceeding at Tech Data's expense. NetIQ shall, at its option and expense, either (i) procure for Tech Data, its Customers and End Users the right to continue to use the Product as set forth in this Agreement, or
     (ii) replace, to the extent Products are available, or modify the Product to make its use non-infringing while being capable of performing the same function without degradation of performance. If neither of the foregoing alternatives (i) or (ii) is reasonably available, NetIQ shall accept a return of the Products from Tech Data, at NetIQ's sole cost and expense, and shall refund to Tech Data the full amount of the price paid by Tech Data for said returned Products, less any price protection credits, but not including any early payment or prepayment discounts. NetIQ shall have no liability under this Section 6.2 for any infringement based on the use of any Product, if the Product is used in a manner or with equipment for which it was not reasonably intended. NetIQ's obligations under this Section 6.2 shall survive termination or expiration of this Agreement.

6.3  Indemnification.
     ---------------

     (a)  Vendor. NetIQ shall be solely responsible for the design, development,
          ------
     supply, production and performance of the Products. NetIQ agrees to indemnify and hold Tech Data, its parent, affiliates and subsidiaries and their officers, directors and employees harmless from and against any and all claims, damages, costs, expenses (including, but not limited to, reasonable attorney's fees and costs) or liabilities that may result, in whole or in part, from any warranty or Product liability claim, or any claim for infringement, or for claims for violation of any of the warranties contained in this Agreement.

     (b)  Tech Data. Tech Data agrees to indemnify and hold NetIQ, its officers,
          ---------
     directors and employees harmless from and against any and all claims, damages, costs, expenses (including, but not limited to, reasonable attorney's fees and costs) or liabilities that may result, in whole or in part, from Tech Data's gross negligence or willful misconduct in the distribution of the Products pursuant to this Agreement, or for representations or warranties made by Tech Data related to the Products in excess of the warranties of NetIQ.

6.4  Insurance.
     ---------

     (a) The parties shall be responsible for providing Worker's Compensation insurance in the statutory amounts required by the applicable state laws.

     (b) Without in any way limiting NetIQ's indemnification obligation as set forth in this Agreement, NetIQ shall maintain Commercial General Liability or Comprehensive General Liability Insurance in such amounts as is reasonable and standard for the industry. Either policy form should contain the following coverages: Personal and Advertising Injury, Broad Form Property Damage, Products and Completed Operations, Contractual Liability, employees as Insured and Fire Legal Liability.

     (c) NetIQ will provide evidence of the existence of insurance coverages referred to in this Section 6.4 by certificates of insurance which should also provide for at least thirty (30) days notice of cancellation, non-renewal or material change of coverage to Tech Data. The certificates of insurance shall name Tech Data Product Management, Inc., its parent, affiliates and subsidiaries as Additional Insureds for the limited purpose of claims arising pursuant to this Agreement.

6.5  Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER
     -----------------------
     PURSUANT TO THIS AGREEMENT FOR AMOUNTS REPRESENTING INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES OF THE OTHER PARTY ARISING FROM THE PERFORMANCE OR BREACH OF ANY TERMS OF THIS AGREEMENT.

6.6   ECCN/Export. NetIQ agrees to provide Tech Data, upon signing this
      -----------
      Agreement and at any time thereafter that NetIQ modifies or adds Products distributed or to be distributed by Tech Data, with the Export Control Classification Number (ECCN) for each of NetIQ's Products, and information as to whether or not any of such Products are classified under the U.S. Munitions List.

6.7   This section was intentionally deleted.

6.8   Vendor Reports. NetIQ shall, if requested, render monthly reports to Tech
      --------------
      Data setting forth the separate Products, dollars invoiced for each Product, and total dollars invoiced to Tech Data for the month, and such other information as Tech Data may reasonably request.

6.9   Tech Data Reports. Tech Data shall, if requested, render monthly sales out
      -----------------
      reports on Tech Data's BBS system. Information provided will include: month and year sales activity occurred, internal product number (assigned by Tech Data), written description, state and zip-code of Customers location, unit cost (distributor's cost at quantity 1), quantity and extended cost (cost times quantity). NetIQ agrees that any such information provided by Tech Data shall be received and held by NetIQ in strict confidence and shall be used solely for sell through or compensation reporting information and shall not be used for purposes related to NetIQ's sales activities.

6.10  Trademark Usage. Tech Data is hereby authorized to use trademarks and
      ---------------
      tradenames of NetIQ and third parties licensing NetIQ, if any, used in connection with advertising, promoting or distributing the Products. Tech Data recognizes NetIQ or other third parties may have rights or ownership of certain trademarks, trade names and patents associated with the Products. Tech Data will act consistent with such rights, and Tech Data shall comply with any reasonable written guidelines when provided by NetIQ or third parties licensing NetIQ related to such trademark or trade name usage. Tech Data will notify NetIQ of any infringement of which Tech Data has actual knowledge. Tech Data shall discontinue use of NetIQ's trademarks or trade names upon termination of this Agreement, except as may be necessary to sell or liquidate any Product remaining in Tech Data's inventory.

                    ARTICLE VII. TERMINATION OR EXPIRATION
                    --------------------------------------

7.1   Termination.
      -----------

      (a)  Termination With or Without Cause. Either party may terminate this
           ---------------------------------
      Agreement, with or without cause, upon giving the other party thirty (30) days prior written notice. In the event that either party materially or repeatedly defaults in the performance of any of its duties or obligations set forth in this Agreement, and such default is not substantially cured within thirty (30) days after written notice is given to the defaulting party specifying the default, then the party not in default may, by giving written notice thereof to the defaulting party, terminate this Agreement or the applicable purchase order relating to such default as of the date specified in such notice of termination.

     (b)  Termination for Insolvency or Bankruptcy. Either party may immediately
          ----------------------------------------
     terminate this Agreement and any purchase orders by giving written notice to the other party in the event of (i) the liquidation or insolvency of the other party, (ii) the appointment of a receiver or similar officer for the other party, (iii) an assignment by the other party for the benefit of all or substantially all of its creditors, (iv) entry by the other party into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, or (v) the filing of a petition in bankruptcy by or against a party under any bankruptcy or debtors' law for its relief or reorganization which is not dismissed within ninety (90) days.

7.2  Rights Upon Termination or Expiration.
     -------------------------------------

     (a) Termination or expiration of this Agreement shall not affect NetIQ's right to be paid for undisputed invoices for Products already shipped and accepted by Tech Data or Tech Data's rights to any credits or payments owed or accrued to the date of termination or expiration. Tech Data's rights to credits upon termination or expiration shall include credits against which Tech Data would, but for termination or expiration, be required under this Agreement to apply to future purchases.

     (b) NetIQ shall accept purchase orders from Tech Data for additional Products which Tech Data is contractually obligated to furnish to its Customers and does not have in its inventory upon the termination or expiration of this Agreement; provided Tech Data notifies NetIQ of any and all such transactions within sixty (60) days following the termination or expiration date.

     (c) Upon termination or expiration of this Agreement, Tech Data shall discontinue holding itself out as a distributor of the Products.

7.3  Repurchase of Products Upon Termination or Expiration. Upon the effective
     -----------------------------------------------------
     date of termination or expiration of this Agreement for any reason, NetIQ agrees to repurchase all Products in Tech Data's inventory and Products which are returned to Tech Data by its Customers within one-hundred-eighty
     (180) days following the effective date of termination or expiration. NetIQ will repurchase such Products at the original purchase price, less any deductions for price protection. The repurchase price shall not be reduced by any deductions or offsets for early pay or prepay discounts. Such returns shall not reduce or offset any co-op payments or obligations owed to Tech Data. Within sixty (60) days following the effective date of termination or expiration, Tech Data shall return to NetIQ for repurchase all

     Product held in Tech Data's inventory as of the effective date of termination or expiration. Additional returns shall be sent at reasonable intervals thereafter, provided all returns of Product by Tech Data under this Section 7.3 shall be shipped within one-hundred-eighty-five (185) days following the effective date of termination or expiration. NetIQ will issue an RMA to Tech Data for all such Products; provided, however, that NetIQ shall accept returned Products in accordance with this Section absent an RMA if NetIQ fails to issue said RMA within five (5) business days of Tech Data's request. NetIQ shall credit any outstanding balances owed to Tech Data. If such credit exceeds amounts due from Tech Data, NetIQ shall remit in the form of a check to Tech Data the excess within ten (10) business days of receipt of the Product. Customized Products shall not be eligible for repurchase pursuant to this Section.

7.4  Survival of Terms. Termination or expiration of this Agreement for any
     -----------------
     reason shall not release either party from any liabilities or obligations set forth in this Agreement which (i) the parties have expressly agreed shall survive any such termination or expiration, or (ii) remain to be performed or by their nature would be Intended to be applicable following any such termination or expiration. The termination or expiration of this Agreement shall not affect any of NetIQ's warranties, indemnification or obligations relating to returns, co-op advertising payments, credits or any other matters set forth in this Agreement that should survive termination or expiration in order to carry out their intended purpose, all of which shall survive the termination or expiration of this Agreement.

                          ARTICLE VIII. MISCELLANEOUS
                          ---------------------------

8.1  Binding Nature, Assignment, and Subcontracting. This Agreement shall be
     ----------------------------------------------
     binding on the parties and their respective successors and assigns. Neither party shall have the power to assign this Agreement without the prior written consent of the other party.

8.2  Counterparts. This Agreement may be executed in several counterparts, all
     ------------
     of which taken together shall constitute one single agreement between the parties.

8.3  Headings. The Article and Section headings used in this Agreement are for
     --------
     reference and convenience only and shall not affect the interpretation of this Agreement.

8.4  Relationship of Parties. Tech Data is performing pursuant to this Agreement
     -----------------------
     only as an independent contractor. Nothing set forth in this Agreement shall be construed to create the relationship of principal and agent between Tech Data and NetIQ. Neither party shall act or represent itself, directly or by implication, as an agent of the other party.

8.5  Confidentiality. Each party acknowledges that in the course of performance
     ---------------
     of its obligations pursuant to this Agreement, it may obtain certain information specifically marked as confidential or proprietary. Each party hereby agrees that all such information communicated to it by the other party, its parent, affiliates, subsidiaries, or Customers, whether before or after the Effective Date, shall be and was received in strict confidence, shall be used only for purposes of this Agreement, and shall not be disclosed without the prior written consent of the other party, except as may be necessary by reason of legal, accounting or regulatory requirements beyond either party's reasonable control. The provisions of this Section shall survive termination or expiration of this Agreement for any reason for a period of one (1) year after said termination or expiration.

8.6  Arbitration. Any disputes arising under this Agreement shall be submitted
     -----------
     to arbitration in accordance with such rules as the parties jointly agree. If the parties are unable to agree on arbitration procedures, arbitration shall be conducted in the city and state of the respondent party, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Any such award shall be final and binding upon both parties.

8.7  Notices. Wherever one party is required or permitted to give notice to the
     -------
     other party pursuant to this Agreement, such notice shall be deemed given when actually delivered by hand, by telecopier (if and when immediately confirmed in writing by any of the other means provided herein ensuring acknowledgment of receipt thereof for purposes of providing notice of default or termination), via overnight courier, or when mailed by registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

     In the Case of NetIQ:            In the Case of Tech Data:
     --------------------             ------------------------
     NetIQ Corporation                Tech Data Product Management, Inc.
     275 Saratoga Avenue              5350 Tech Data Drive
     Santa Clara, CA 95050            Clearwater, FL 33760
     Attn: John Mannion, Director,    Attn: Vice President-Marketing Operations
     North American Channel Sales
     cc: Legal Counsel                cc: Contracts Administration

     Either party may from time to time change its address for notification purposes by giving the other party written notice of the new address and the date upon which it will become effective.

8.8  Force Majeure. The term "Force Majeure" shall be defined to include fires
     -------------
     or other casualties or accidents, acts of God, severe weather conditions, strikes or labor disputes, war or other violence, or any law, order, proclamation, regulation, ordinance, demand or requirement of any governmental agency.

      (a) If a Force Majeure prevents a party from performance, such performance is excused so long as the excused party provides prompt written notice describing the Force Majeure and immediately continues performance once the Force Majeure condition is removed.

      (b) If, due to a Force Majeure condition, the scheduled time of delivery or performance is or will be delayed for more than ninety (90) days after the scheduled date, the party not relying upon the Force Majeure condition may terminate, without liability to the other party, any purchase order or portion thereof covering the delayed Products.

8.9   Return Material Authorization Numbers. NetIQ is required to issue an RMA
      -------------------------------------
      to Tech Data within five (5) business days of Tech Data's request; however, if the RMA is not received by Tech Data within five (5) business days, NetIQ shall accept returned Products absent an RMA.

8.10  Credits to Tech Data. In the event any provision of this Agreement or any
      --------------------
      other agreement between Tech Data and NetIQ requires that NetIQ grant credits to Tech Data's account, and such credits are not received within thirty (30) days, all such credits shall become effective immediately upon notice to NetIQ. In such event, Tech Data shall be entitled to deduct any such credits from the next monies owed to NetIQ. In the event credits exceed any balances owed by Tech Data to NetIQ, NetIQ shall, upon request from Tech Data, issue a check payable to Tech Data within ten (10) days of such notice. Credits owed to Tech Data shall not be reduced by early payment or prepayment discounts. Tech Data shall have the right to set off against any amounts due to NetIQ under this Agreement or any invoices issued by NetIQ related to this Agreement any and all amounts due to Tech Data from NetIQ, whether or not arising under this Agreement.

8.11  Severability. If, but only to the extent that, any provision of this
      ------------
      Agreement is declared or found to be illegal, unenforceable or void, then both parties shall be relieved of all obligations arising under such provision, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent.

8.12  Waiver. A waiver by either of the parties of any covenants, conditions or
      ------
      agreements to be performed by the other party or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or agreement herein contained.

8.13  Remedies. All remedies set forth in this Agreement shall be cumulative and
      --------
      in addition to and not in lieu of any other remedies available to either party at law, in equity or otherwise, and may be enforced concurrently or from time to time.

8.14  Entire Agreement. This Agreement, including any Exhibits and documents
      ----------------
      referred to in this Agreement or attached hereto, constitutes the entire and exclusive statement of Agreement between the parties with respect to its subject matter and there are no oral or written representations, understandings or agreements relating to this Agreement which are not fully expressed herein. The parties agree that unless otherwise agreed to in writing by the party intended to be bound, the terms and conditions of this Agreement shall prevail over any contrary terms in any purchase order, sales acknowledgment, confirmation or any other document issued by either party affecting the purchase or sale of Products hereunder.

8.15  Governing Law. This Agreement shall have Florida as its situs and shall be
      -------------
      governed by and construed in accordance with the laws of the State of Florida, without reference to choice of laws. The parties agree that this Agreement excludes the application of the 1980 United Nations Convention on Contracts for the International Sale of Goods, if otherwise applicable.

8.16  Time of Performance. Time is hereby expressly made of the essence with
      -------------------
      respect to each and every term and condition of this Agreement.

      IN WITNESS WHEREOF, the parties have each caused this Agreement to be signed and delivered by its duly authorized officer or representative as of the Effective Date.

NETIQ CORPORATION                       TECH DATA PRODUCT MANAGEMENT, INC.

By: /s/ GLENN S. WINOKUR                By: /s/ PEGGY K. CALDWELL
Printed Name: GLENN S. WINOKUR          Printed Name: PEGGY K. CALDWELL

Title: VP, SALES                        Title: Senior Vice President, Marketing

Date: June 11, 1998                     Date: 6/23/98

                                 SCHEDULE 5.7

                               CO-OP GUIDELINES

To increase the effectiveness of advertising and sales promotions Tech Data has developed the following advertising requirements:

HOW CO-OP IS EARNED:
- Co-op dollars will be at least 2% of the purchases made by Tech Data, net of returns.
- Co-op dollars will be accrued on a monthly basis.

HOW CO-OP IS SPENT:
- Tech Data will obtain Vendor's prior approval for all co-op expenditures.
- Tech Data will be reimbursed for 100% of the cost for ads or promotions that feature Vendor products.
- Co-op dollars will be used within the 12 months immediately following the month in which they are earned.

HOW CO-OP IS CLAIMED:
- Claims for co-op will be submitted to vendor within 60 days of the event date.
- Claims for co-op will be submitted with a copy of vendor prior approval and proof of performance.
- Payment must be remitted within 30 days of the claim date, or Tech Data reserves the right to deduct from the next invoice.

CO-OP REPORTING:
- Vendor will submit a monthly co-op statement outlining (i) co-op earned, (ii) co-op used and (iii) co-op claims paid.

Accepted:
NETIQ CORPORATION

/s/ GLENN S. WINOKUR
Name: GLENN S. WINOKUR
Title: VP, SALES
Date: 6/11/98

                                                     Schedule 1.1(g) Page 1 of 2

NETIQ TM APPMANAGER R SUITE VERSION 2.0
Tech Data Pricing Schedule
June 1998

APPMANAGER PRODUCTS FOR INTEL R COMPATIBLE PLATFORMS

                                                                                                   US List Price   Tech Data Price
Product Description                                                             NetIQ Part Number      (USD)            (USD)

MANAGEMENT CONSOLES

APPMANAGER OPERATOR CONSOLE 2.0                                                 108-1V200-I-US          [*]              [*]
For use with Windows NT Workstation or Server, Per-Seat license only.
CD-ROM media, Documentation included.

APPMANAGER DEVELOPER CONSOLE 2.0                                                109-1V200-I-US          [*]              [*]
For use with Windows NT Workstation or Server, Includes Operator Console.
Per-Seat license only. CD-ROM media. Documentation included.

APPMANAGER WEB ACCESS CONSOLE 2.0                                               120-1V200-I-US          [*]              [*]
License for 5 Web clients to NetIQ Web Management Server.
Requires Operator Console or Developer Console. License only.

APPLICATION MODULES

APPMANAGER FOR MICROSOFT R WINDOWS NT R SERVER 2.0                              102-1V200-I-US          [*]              [*]
License only. For use with Operator Console or Developer Console. Can be used alone, but is required for use with other AppManager application modules.

APPMANAGER FOR MICROSOFT EXCHANGE SERVER 2.0                                    103-1V200-I-US          [*]              [*]
License only. For use with Operator Console or Developer Console.
Requires AppManager for Microsoft Windows NT.

APPMANAGER FOR MICROSOFT SQL TM SERVER 2.0                                      104-1V200-I-US          [*]              [*]
License only. For use with Operator Console or Developer Console.
Requires AppManager for Microsoft Windows NT.

APPMANAGER FOR MICROSOFT SYSTEMS MANAGEMENT SERVER 2.0                          105-1V200-I-US          [*]              [*]
License only. For use with Operator Console or Developer Console.
Requires AppManager for Microsoft Windows NT.

APPMANAGER FOR MICROSOFT INTERNET INFORMATION SERVER 2.0                        107-1V200-I-US          [*]              [*]
License only. For use with Operator Console or Developer Console.
Requires AppManager for Microsoft Windows NT.

APPMANAGER FOR MICROSOFT MESSAGE QUEUE SERVER 2.0                               116-1V200-I-US          [*]              [*]
License only. For use with Operator Console or Developer Console.
Requires AppManager for Microsoft Windows NT.

APPMANAGER FOR MICROSOFT CLUSTER SERVER 2.0                                     117-1V200-I-US          [*]              [*]
License only. For use with Operator Console or Developer Console. Requires
AppManager for Microsoft Windows NT. License required for each clustered server.

APPMANAGER FOR MICROSOFT TRANSACTION SERVER 2.0                                 118-1V200-I-US          [*]              [*]
License only. For use with Operator Console or Developer Console. Requires
Requires AppManager for Microsoft Windows NT.

APPMANAGER FOR MICROSOFT PROXY SERVER 2.0                                       119-1V200-I-US          [*]              [*]
License only. For use with Operator Console or Developer Console.
Requires AppManager for Microsoft Windows NT.

APPMANAGER FOR LOTUS DOMINO SERVER 2.0                                          115-1V200-I-US          [*]              [*]
License only. For use with Operator Console or Developer Console.
Requires AppManager for Microsoft Windows NT.

APPMANAGER FOR COMPAQ INSIGHT MANAGER 2.0                                       121-1V200-I-US          [*]              [*]
License only. For use with Operator Console or Developer Console.
Requires AppManager for Microsoft Windows NT.

APPMANAGER FOR MICROSOFT WINDOWS NT WORKSTATION 2.0                             101-1V200-I-US          [*]              [*]

License only. For use with Operator Console or Developer Console.

--------------
****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                     Schedule 1.1(g) Page 2 of 2

APPMANAGER PRODUCTS FOR DIGITAL R ALPHA COMPATIBLE PLATFORMS

                                                                                                   US List Price   Tech Data Price
Product Description                                                             NetIQ Part Number       [*]              [*]

MANAGEMENT CONSOLES
See AppManager Products for Intel Compatible Platforms

APPLICATION MODULES

APPMANAGER FOR MICROSOFT WINDOWS NT SERVER 2.0                                  102-1V200-A-US          [*]              [*]
License only. For use with Operator Console or Developer Console. Can be used alone, but is required for use with other AppManager application modules.

APPMANAGER FOR MICROSOFT EXCHANGE SERVER 2.0                                    103-1V200-A-US          [*]              [*]
License only. For use with Operator Console or Developer Console.
Requires AppManager for Microsoft Windows NT.

APPMANAGER FOR MICROSOFT SQL SERVER 2.0                                         104-1V200-A-US          [*]              [*]
License only. For use with Operator Console or Developer Console.
Requires AppManager for Microsoft Windows NT.

APPMANAGER FOR MICROSOFT SYSTEMS MANAGEMENT SERVER 2.0                          105-1V200-A-US          [*]              [*]
License only. For use with Operator Console or Developer Console.
Requires AppManager for Microsoft Windows NT.

APPMANAGER FOR MICROSOFT INTERNET INFORMATION SERVER 2.0                        107-1V200-A-US          [*]              [*]
License only. For use with Operator Console or Developer Console.
Requires AppManager for Microsoft Windows NT.

APPMANAGER FOR MICROSOFT WINDOWS NT WORKSTATION 2.0                             101-1V200-A-US          [*]              [*]

License only. For use with Operator Console or Developer Console.

APPMANAGER ACCESSORIES

                                                                                                   US List Price   Tech Data Price
Product Description                                                             NatIQ Part Number      (USD)            (USD)

APPMANAGER OPERATOR CONSOLE DOCUMENTATION SET 2.0                               801-1V200-D-US          [*]              [*]
Consists of Installation Guide, User's Guide, and Knowledge Script Reference
 Guide.
Sold to licensed AppManager users only.

APPMANAGER DEVELOPER DOCUMENTATION 2.0                                          802-1V200-D-US          [*]              [*]
AppManager Developer's Guide. Sold to licensed AppManager users only.

APPMANAGER CD-ROM 2.0                                                           803-1V200-X-US          [*]              [*]

One CD-ROM. Sold to licensed AppManager users only.

Prices may vary. All prices are in U.S. Dollars.
US English versions of software and documentation are listed.

All installations require at least one copy of the NetIQ AppManager Operator Console 2.0 or Developer Console 2.0, and one copy of Microsoft SQL Serve (purchased separately).


------------
****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.